Exhibit 99.2

For immediate Release	News Release
Vail Resorts Contacts:
Investor Relations:  Michael Chao, (303) 404-1820, mchao@vailresorts.com
Media:  Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com

Vail Resorts Announces Record Capital Plan for Calendar 2013
BROOMFIELD, Colo. - March 6, 2013 - Vail Resorts, Inc. (NYSE: MTN) today announced its calendar 2013 capital expenditure plan. The Company's 2013 capital plan includes a high-impact new lift, significant terrain expansion, a new restaurant and the fourth generation of EpicMix, as well as $25 million in spending for the first phase of its new summer operations and nearly $10 million in upgrades for each of the recently acquired Afton Alps and Mt. Brighton, resulting in the largest number of planned improvements in the Company's history. The Company currently anticipates it will spend approximately $130 million to $140 million in resort capital expenditures in calendar year 2013, including approximately $47 million to $52 million in maintenance capital, which is necessary to maintain the appearance and level of service appropriate to resort operations, including routine replacement of snow grooming equipment and rental fleet equipment. All of the proposed capital projects are subject to applicable regulatory approvals, including U.S. Forest Service approval.

Highlights of the calendar year 2013 capital expenditure plan include:

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Epic Discovery - This first phase of Epic Discovery, the Company's summer mountain activity plan, includes approximately $25 million to transform the summer experience at six of its mountain resorts (Vail, Beaver Creek, Breckenridge, Keystone, Heavenly and Northstar). Plans for each mountain, include a selection of zip lines, ropes courses, signature climbing walls, Forest FlyersTM, summer tubing, expanded hiking and mountain biking trails and education centers. Each of these new activities will capitalize on the existing summer visitation at each resort and leverage existing infrastructure, creating the opportunity for high-impact and high-return projects. The Company expects these activities, in total, to generate approximately $7 million of incremental Mountain Reported EBITDA in their first full summer of operation.

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Improvements at Afton Alps & Mt Brighton - The Company is planning major enhancements and upgrades to the newly acquired Afton Alps near Minneapolis, Minn., and Mt. Brighton near Detroit, Mich. The Company plans to invest nearly $10 million at each resort to bring a completely new ski experience to these markets, which are home to more than 450,000 skiers and riders. The Company's plans include (i) dramatic improvements in snowmaking to extend the season and provide a more consistent and high quality snow surface, (ii) the creation of state-of-the-art terrain parks with extensive new features, animation and dedicated lifts; (iii) upgrades to base area facilities; (iv) the addition of EpicMix, EpicMix Racing and lift ticket scanning to personalize the guest experience and better promote the Company's western resorts to these skiers; and (v) improvements to guest safety and quality across the ski areas. These improvements are being announced along with new season pass plans for the resorts and a more dedicated sales effort in those markets to drive a stronger connection between those guests and the Company's Colorado and Tahoe resorts. The Company believes that following these plans, future capital spending at each resort will be more limited in scope.

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Peak 6 terrain expansion at Breckenridge - The Peak 6 terrain expansion includes two new chairlifts and 543 acres of new terrain, a 23 percent expansion to the resorts skiable acreage. Peak 6 will offer an intermediate “bowl” skiing experience, with the opportunity for a wide variety of guests to ski this new high alpine area that sits above tree line. Peak 6 will become another iconic feature of Breckenridge, and will better disperse skiers and improve the guest experience across the resort, which is perennially the #1 or #2 most visited mountain resort in the United States.

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New Red Tail Camp restaurant at Beaver Creek - In advance of the 2015 World Alpine Ski Championships, the Company is building a new 500 seat restaurant at Red Tail Camp, located at the finish of the men's and women's downhill courses, which more than doubles the existing restaurant's capacity. Red Tail Camp will offer gourmet dining options in an upscale cafeteria setting and will add a second high quality and high capacity dining venue for Beaver Creek, better positioning the resort for continued growth in visitation. The new restaurant will follow on the success the Company has had with the Tamarack Lodge at Heavenly, the Zephyr Lodge at Northstar and The 10th at Vail.

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Replacing Vail's Chair 4 (Mountain Top Express) with a high speed, six-person chairlift - Vail's Mountain Top Express (#4) is one of the most recognized and highly utilized chairlifts in North America- serving both a critical skiing pod for the mountain and an important transportation lift from Lionshead and Vail Village to the Back Bowls and Blue Sky Basin. The new six-person chairlift will increase capacity by 33 percent, dramatically reducing lift lines and building on this year's success of the newly built Gondola One. The new chair will continue to build upon Vail's preeminent position in delivering the best experience in the ski industry worldwide.

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EpicMix Academy - EpicMix Academy will be the fourth generation of the groundbreaking and award-winning EpicMix application, following the introductions of EpicMix Photo and EpicMix Racing. With EpicMix Academy, the Company's ski school instructors will be able to certify the attainment of certain skills and ski levels for any of the students in their classes. Children and adults in both group and private ski lessons will be able to earn permanent recognition and review their accomplishments online. Parents will be able to track the progress of their kids and the Company's ski schools will immediately know the ability level of every student before the start of each lesson. EpicMix Academy will offer special certified digital pins, which can be easily shared through Facebook and Twitter along with pins for vertical feet, photos and racing medals.

The Company has historically invested significant cash in capital expenditures for resort operations and believes the calendar 2013 capital plan maintains the high-quality standards for which Vail Resorts is known and invests in improvements across the Company's resorts and new growth opportunities. All discretionary capital improvements are evaluated based on an expected level of return on investment. The Company plans to utilize cash on hand, borrowings available under its Credit Agreement and/or cash flow generated from future operations to provide the cash necessary to execute its capital plans.

Commenting on the resort capital expenditure announcement, Rob Katz, chief executive officer, said, “The 2013 capital plan is unprecedented in its size and underscores our operating philosophy of continually reinvesting in our resorts to offer the absolute highest quality experience to our guests and highlights several of our unique growth opportunities in Epic Discovery and newly acquired resorts. Our commitment to continually investing in our resorts to enhance the guest experience grows our season pass programs that create customer loyalty, supports our premium pricing strategy, drives new visitation, and increases guest spending. This year's plan represents the culmination of many years of hard work with recent regulatory approvals allowing for projects such as Epic Discovery and the Peak 6 terrain expansion at Breckenridge, as well as a focused acquisition strategy that allows for a stronger connection to skiers and riders in Minneapolis and Detroit.”

About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading mountain resort operator in the United States. The Company's subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and

Keystone in Colorado; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Afton Alps in Minnesota and Mt. Brighton in Michigan; and the Grand Teton Lodge Company in Jackson Hole, Wyoming. The Company's subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties. Vail Resorts Development Company is the real estate planning, development and construction subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

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Forward-Looking Statements
Statements in this press release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include estimates of capital expenditures, expected returns on those investments, expected cash flows from operations and borrowing availability under our Credit Agreement. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse affects on the overall travel and leisure related industries; unfavorable weather conditions or natural disasters; adverse events that occur during our peak operating periods combined with the seasonality of our business; competition in our mountain and lodging businesses; our ability to grow our resort and real estate operations; our ability to successfully initiate, complete, and sell, new real estate development projects and achieve the anticipated financial benefits from such projects; further adverse changes in real estate markets; continued volatility in credit markets; our ability to obtain financing on terms acceptable to us to finance our real estate development, capital expenditures and growth strategy; our reliance on government permits or approvals for our use of Federal land or to make operational and capital improvements; demand for planned summer activities and our ability to successfully obtain necessary approvals and construct the planned improvements; adverse consequences of current or future legal claims; our ability to hire and retain a sufficient seasonal workforce; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options; negative publicity which diminishes the value of our brands; our ability to integrate and successfully realize anticipated benefits of acquisitions or future acquisitions; implications arising from new Financial Accounting Standards Board (“FASB”)/governmental legislation, rulings or interpretations; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2012.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Statement Concerning Non-GAAP Financial Measures
This press release includes the estimated incremental Mountain Reported EBITDA impact of our summer activity effort. Mountain Reported EBITDA is a non-GAAP financial measure used by the Company, which we define as segment net revenue less segment operating expense plus or minus segment equity investment income or loss.  Mountain Reported EBITDA may not be comparable to similarly titled measures of other companies and should not be considered in isolation or an alternative to, or substitute for, measures of financial performance or liquidity prepared in accordance with GAAP.  We refer you to the Company's periodic reports filed with the SEC, including the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2013 filed as of the date of this press release, for further information regarding the Company's use of this non-GAAP financial measure and a reconciliation of the Company's historical Mountain Reported EBITDA to its GAAP results.